UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 4, 2013

MFA FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-13991	13-3974868
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

350 Park Avenue, 20th Floor
New York, New York	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 207-6400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Amendment No. 1 to Amended and Restated Employment Agreement between MFA Financial, Inc. and Craig L. Knutson

On April 4, 2013, MFA Financial, Inc. (the “Company”) entered into Amendment No. 1 (the “Amendment”) to the Amended and Restated Employment Agreement, dated as of June 30, 2011 (the “Employment Agreement”), between the Company and Craig L. Knutson, an Executive Vice President of the Company.

The Amendment amends the performance bonus provisions of the Employment Agreement such that for 2013, Mr. Knutson’s annual bonus will be determined by the Compensation Committee of the Board of Directors in its discretion (rather than through a discretionary allocation by the Compensation Committee from a delineated bonus pool).

A copy of the Amendment is attached hereto as Exhibit 10.1. The above description of the principal terms of the Amendment is a summary only and is qualified in its entirety by reference to Exhibit 10.1 hereto, which is incorporated by reference into this Item 5.02.  Except as provided in the Amendment, all other terms and provisions of the Employment Agreement remain unchanged.  A copy of the Employment Agreement may be found as Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 7, 2011.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

10.1	Amendment No. 1, dated April 4, 2013, to the Amended and Restated Employment Agreement, dated as of June 30, 2011, between MFA Financial, Inc. and Craig L. Knutson

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MFA FINANCIAL, INC.
(REGISTRANT)

By:	/s/ Harold E. Schwartz
	Name:	Harold E. Schwartz
	Title:	Senior Vice President and General Counsel

Date:  April 4, 2013

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment No. 1, dated April 4, 2013, to the Amended and Restated Employment Agreement, dated as of June 30, 2011, between MFA Financial, Inc. and Craig L. Knutson